Calculation of Filing Fee Tables
S-3
Summit Therapeutics Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	Other	108,955,369	$ 15.39	$ 1,676,823,128.91	0.000087	$ 145,883.62
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,676,823,128.91		$ 145,883.62
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 145,883.62
Offering Note
[1]	This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Filing Fee Table" in the registrant's registration statement on Form S-3ASR (File No. 333-296642) filed with the Securities and Exchange Commission on June 9, 2026 (the "Registration Statement"). Amount Registered represents shares of common stock offered by the selling stockholder in this prospectus supplement and includes an indeterminate number of additional shares of common stock that, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by the selling stockholders. The filing fee, calculated in accordance with Rule 457(r) under the Securities Act, has been transmitted to the Securities and Exchange Commission in connection with the securities offered by means of this prospectus supplement. Proposed Maximum Offering Price per Unit and Maximum Aggregate Offering Price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the registrant's common stock as reported on the Nasdaq Global Market on November 2, 2026, which was $15.39.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,676,823,128.91. The prospectus is a final prospectus for the related offering.